EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                (Amounts in thousands, except per-share amounts)

                                                                        Three Months Ended                       Nine Months Ended
                                                                              September 30                            September 30
                                                       -----------------------------------     -----------------------------------
                                                                  2004                2003                2004                2003
==================================================     ===============     ===============     ===============     ===============
BASIC EARNINGS PER SHARE
Income after taxes                                     $       757,966     $       445,689     $     1,826,041     $     1,213,127
Effect of repurchase of Trust Preferred
     Securities                                                     --                 (22)                 --                 (41)
                                                       ---------------     ---------------     ---------------     ---------------
Income from continuing operations                              757,966             445,667           1,826,041           1,213,086
Cumulative effect of changes in
     accounting principles, net                                     --                   2                  --             (68,428)
                                                       ---------------     ---------------     ---------------     ---------------

Earnings applicable to common stock                    $       757,966     $       445,669     $     1,826,041     $     1,144,658
                                                       ===============     ===============     ===============     ===============

Basic shares
     Weighted average basic common shares
       outstanding                                             393,617             384,109             391,499             381,287
     Issued, unvested restricted stock                             (14)                (95)                (14)                (95)
     Vested, unissued restricted stock                             863                 330                 863                 330
     Deferred shares                                             1,804               1,192               1,731               1,046
                                                       ---------------     ---------------     ---------------     ---------------

       Basic shares outstanding                                396,270             385,536             394,079             382,568
                                                       ===============     ===============     ===============     ===============

Basic earnings per share
     Income from continuing operations                 $          1.91     $          1.16     $          4.63  $             3.17
     Cumulative effect of changes in
       accounting principles, net                                   --                  --                  --                (.18)
                                                       ---------------     ---------------     ---------------     ---------------

       Basic earnings per common share                 $          1.91     $          1.16     $          4.63     $          2.99
                                                       ===============     ===============     ===============     ===============


DILUTED EARNINGS PER SHARE

Earnings applicable to common stock                    $       757,966     $       445,669     $     1,826,041     $     1,144,658
                                                       ===============     ===============     ===============     ===============

Diluted shares
     Basic shares outstanding                                  396,270             385,536             394,079             382,568
     Dilutive effect of exercise of options                      5,628               4,403               4,661               3,585
       outstanding
     Issued, unvested restricted shares                             14                  95                  14                  95
     Deferred, restricted stock                                  1,340               1,096               1,017                 761
                                                       ---------------     ---------------     ---------------     ---------------
     Diluted shares                                            403,252             391,130             399,771             387,009
                                                       ===============     ===============     ===============     ===============

Diluted earnings per share
     Income from continuing operations                 $          1.88     $          1.14     $          4.57  $             3.14
     Cumulative effect of changes in
       accounting principles, net                                   --                  --                  --                (.18)
                                                       ---------------     ---------------     ---------------     ---------------

       Diluted earnings per common share               $          1.88     $          1.14     $          4.57     $          2.96
==================================================     ===============     ===============     ===============     ===============

There were no antidilutive options for any of the periods presented above.